UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 27, 2019

WEX INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32426	01-0526993
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

97 Darling Avenue, South Portland, ME	04106
Address of principal executive offices	Zip Code
Registrant's telephone number, including area code	(207) 773-8171

Not Applicable
(Former name or former address if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.       Entry into a Material Definitive Agreement.

On February 27, 2019, WEX Inc. (the “Company”) entered into a Consent and Amendment Under Credit Agreement (the “Consent”) to obtain a waiver under and amendment to the Credit Agreement, dated as of July 1, 2016, among the Company, the subsidiaries of the Company identified therein, Bank of America, N.A., as administrative agent, and the lenders party thereto, as amended by the First Amendment to Credit Agreement dated July 3, 2017, the Second Amendment to Credit Agreement dated October 30, 2017, the Third Amendment to Credit Agreement dated January 17, 2018, the Fourth Amendment to Credit Agreement dated August 24, 2018 and the Fifth Amendment to Credit Agreement dated January 18, 2019 (the “Credit Agreement”). Pursuant to the Consent, the lenders agree to waive any breach, default or misrepresentation of the Company resulting from a potential write-down of balance sheet accounts which may or may not go through the current period consolidated income statement of WEX in an amount not to exceed $70 million.

The foregoing summary of the Consent is qualified in its entirety by the complete text of the Consent, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference as if fully set forth herein.

Item 9.01.       Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
10.1
Consent and Amendment Under Credit Agreement, dated as of February 27, 2019, by and among WEX Inc., the subsidiaries of WEX Inc. identified therein, the lenders party thereto and Bank of America, N.A., as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 1, 2019

WEX Inc.

By:	/s/ Roberto Simon
Name:	Roberto Simon
Title:	Chief Financial Officer